Exhibit 10.1

SHORT FORM LEASE

Between

KEMBLE PLAZA II REALTY L.L.C.

 as Landlord,

and

COVER-ALL TECHNOLOGIES INC.

as Tenant

Building:

412 Mt. Kemble Avenue

Morris Township, New Jersey

THIS LEASE is made on the 12th day of April, 2012 between KEMBLE PLAZA II REALTY L.L.C., a New Jersey limited liability company, whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206 (who is referred to in this Lease as “Landlord ”) and COVER-ALL TECHNOLOGIES INC., a Delaware corporation, whose address is 55 Lane Road, Fairfield, New Jersey 07004 (who is referred to in this Lease as “Tenant”).   This Lease consists of the following Basic Lease Provisions and Definitions and the attached General Conditions and Exhibits. The Basic Lease Provisions and Definitions are referred to in this Lease as the “Basic Lease Provisions.”

BASIC LEASE PROVISIONS

1.

BASE PERIOD COSTS means the following:

a)

Base Operating Costs: Operating Costs incurred during the Calendar Year.

b)

Base Real Estate Taxes: Real Estate Taxes incurred during the Calendar Year.

c)

Base Insurance Costs: Insurance Costs incurred during the Calendar Year.

d)

Base Utility and Energy Costs: Utility and Energy Costs incurred during the Calendar Year.

2.

BUILDING means 412 Mt. Kemble Avenue, Morris Township, New Jersey.

3.

CALENDAR YEAR means the calendar year 2013.

4.

COMMENCEMENT DATE means the later of (i) the date Landlord shall substantially complete the Work in the Premises in accordance with Exhibit C attached hereto and made part hereof; or (ii) November 1, 2012, subject to Article 20 of this Lease.

5.

DEMISED PREMISES OR PREMISES mean and are agreed and deemed to be 23,412 gross rentable square feet on the first (1st) floor as shown on Exhibit A to this Lease, which includes an allocable share of the Common Facilities.

6.

EXPIRATION DATE means 11:59 p.m. on the last day of the month in which the day before the seven (7) year and five (5) month anniversary of the Commencement Date occurs.

7.

FIXED BASIC RENT means the following:

Months	Annual Rate	Monthly Installments	Annual Per Sq. Ft. Rate
1-12	$526,770.00	$43,897.50	$22.50
13-24	$538,476.00	$44,873.00	$23.00
25-36	$550,182.00	$45,848.50	$23.50
37-48	$561,888.00	$46,824.00	$24.00
49-60	$573,594.00	$47,799.50	$24.50
61-72	$585,300.00	$48,775.00	$25.00
73-89	$597,006.00	$49,750.50	$25.50

If the Commencement Date is other than the first day of a calendar month, then the Monthly Installment of Fixed Basic Rent payable by Tenant for such month shall be prorated at the same rental rate payable for the first (1st) Monthly Installment listed above, and “Month 1” of the rent grid set forth above shall be deemed to be the first full calendar month following immediately thereafter.

Notwithstanding the foregoing, provided that this Lease is in full force and effect and Tenant has complied with each of its obligations hereunder, Tenant shall have no obligation to pay the Monthly Installments of Fixed Basic Rent for the first (1st), second (2nd ), third (3rd), fourth (4th), and fifth (5th) full calendar months of the Term.

8.

HVAC AFTER HOURS CHARGE is $55.00 per hour per zone for heat and $75.00 per hour per zone for air conditioning, subject to Section 17 (b) of the Lease. The HVAC

Basic Lease Provisions and Definitions – Page 1 of 3

After Hours Charge is subject to increase from time to time to reflect the increase in the cost of providing such after hours HVAC service. For purposes hereof, the Premises consists of two (2) HVAC zones.

9.

NOTICE ADDRESSES shall mean the following:

If to Tenant:

Prior to the Commencement Date:

Cover-All Technologies Inc.

55 Lane Road

Fairfield, New Jersey 07004

After the Commencement Date:

Cover-All Technologies Inc.

412 Mt. Kemble Avenue

Morris Township, New Jersey 07961

All notices shall be sent to the attention of the “Chief Executive Officer”, with a copy thereof sent to the attention of “Chief Financial Officer”.

If to Landlord by personal or overnight delivery:

c/o Mack-Cali Realty Corporation

343 Thornall Street

Edison, New Jersey 08837-2206

Attention: Executive Vice President and General Counsel

If to Landlord by mail:

c/o Mack-Cali Realty Corporation

P.O. Box 7817

Edison, New Jersey 08818-7817

Attention: Executive Vice President and General Counsel

10.

PARKING SPACES means a total of one hundred three (103) parking spaces as follows:

Assigned:

2

The location of such assigned spaces shall be as set forth on Exhibit A-1 attached hereto and made a part hereof.

Unassigned:

 100

Garaged/ Reserved:

1

In consideration of such garaged parking space, Tenant shall pay Landlord, as Additional Rent, in the same manner as Fixed Basic Rent, a fee in the amount of FIFTY AND 00/100 DOLLARS ($50.00) per month.

11.

SECURITY DEPOSIT means ONE HUNDRED FORTY THOUSAND FOUR HUNDRED SEVENTY-TWO AND 00/100 DOLLARS ($140,472.00) in the form of cash.

12.

TENANT’S BROKER means Jones Lang LaSalle, Inc.

13.

TENANT’S PERCENTAGE means and is agreed and deemed to be 4.93% (23,412/475,100).

Basic Lease Provisions and Definitions – Page 2 of 3

DEFINITIONS

1.

ADDITIONAL RENT means all money, other than the Fixed Basic Rent, payable by Tenant to Landlord under the Lease, including, but not limited to, the monies payable by Tenant to Landlord pursuant to Exhibits G and H of this Lease.

2.

BUILDING HOLIDAYS means the holidays shown on Exhibit E and all days observed as holidays by the United States, State, or labor unions representing individuals servicing the Building in behalf of Landlord; if there be no such labor unions, such definition shall include holidays designated by Landlord for the benefit of such individuals.

3.

BUILDING HOURS means Monday through Friday, 8:00 a.m. to 6:00 p.m., but excluding Building Holidays.

4.

COMMON FACILITIES means and includes the lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building components, facilities and fixtures that service or are available to more than one tenant; air conditioning mechanical rooms; fan rooms; janitors' closets; electrical and telephone closets serving more than one tenant; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls; and structural components of the Building.

Whenever the word “includes” or “including” is used in this Lease, it means “includes but is not limited to” and “including but not limited to,” respectively.

5.

EXHIBITS are the following:

Exhibit A

Location of Premises

Exhibit A-1

Location of Outside Assigned Parking Spaces

Exhibit B

Rules and Regulations

Exhibit C

Workletter Agreement

Exhibit D

Cleaning Services

Exhibit E

Building Holidays

Exhibit F

Commencement Date Agreement

Exhibit G

Tax and Operating Cost Rider

Exhibit H

Electricity Rider

Exhibit I

Driveway Signage

The Exhibits are attached at the back of this Lease and are a part of this Lease.

6.

LEGAL REQUIREMENTS means all present and future laws and ordinances of federal, state, municipal and county governments, and rules, regulations, orders and directives of departments, subdivisions, bureaus, agencies or offices of such governments, or any other governmental, public or quasi-public authorities having jurisdiction over the Building, and the directions of any public officer pursuant to law.

7.

PRIME means the so-called annual prime rate of interest established and quoted by The Wall Street Journal (or its successor), from time to time, but in no event greater than the highest lawful rate from time to time in effect.

8.

PERMITTED USE means general office use consistent with a first class office building and for no other purpose. Landlord acknowledges that the Premises will contain Tenant’s computer servers.

9.

REAL PROPERTY means the Building, the land upon which the Building stands, together with adjoining parking areas, sidewalks, driveways, landscaping and land.

10.

STATE means the State of New Jersey.

11.

TERM means the period of time beginning on the Commencement Date and ending on the Expiration Date.

— End of Basic Lease Provisions and Definitions —

Basic Lease Provisions and Definitions – Page 3 of 3

1.	LEASE:	1
2.	FIXED BASIC RENT:	1
3.	USE AND OCCUPANCY:	1
4.	CARE AND REPAIR OF PREMISES:	1
5.	ALTERATIONS, ADDITIONS OR IMPROVEMENTS:	2
6.	ASSIGNMENT AND SUBLEASE:	2
7.	COMPLIANCE WITH RULES AND REGULATIONS:	3
8.	DAMAGES TO BUILDING:	3
9.	EMINENT DOMAIN:	4
10.	LANDLORD'S REMEDIES ON DEFAULT:	4
11.	DEFICIENCY:	4
12.	SUBORDINATION:	4
13.	SECURITY DEPOSIT:	5
14.	RIGHT TO CURE TENANT'S BREACH:	5
15.	LIENS:	5
16.	RIGHT TO INSPECT AND REPAIR:	5
17.	SERVICES TO BE PROVIDED BY LANDLORD:	5
18.	TENANT’S ESTOPPEL:	6
19.	HOLDOVER TENANCY:	6
20.	LANDLORD’S WORK; COMMENCEMENT:	6
21.	OVERDUE RENT CHARGE/INTEREST:	6
22.	INSURANCE:	7
23.	INDEMNITY:	7
24.	BROKER:	8
25.	PERSONAL LIABILITY:	8
26.	NOTICES:	8
27.	AUTHORITY:	8
28.	PARKING SPACES	8
29.	INTENTIONALLY OMITTED.	8
30.	MISCELLANEOUS:	8
31.	SIGNAGE:	10
32.	OPTION TO RENEW:	10
33.	RIGHT OF FIRST REFUSAL:	11

34.	GENERATOR:	12
35.	ROOF RIGHTS	12
36.	BUILDING AMENITIES:	13

General Conditions

1.

LEASE:

Landlord has leased the Premises to Tenant for the Term.

2.

FIXED BASIC RENT:

Tenant will pay Landlord the Fixed Basic Rent. At Tenant’s option, upon notice to Landlord, Tenant will pay the Fixed Basic Rent and Additional Rent by electronic transfer. The Fixed Basic Rent payable for the entire Term will be the aggregate of the Annual Rate set forth in the Basic Lease Provisions and will be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments set forth in the Basic Lease Provisions, except that a proportionately lesser amount will be paid for the first month of the Term if the Term commences on a day other than the first day of the month. Tenant will pay the first (1st) full monthly installment of Fixed Basic Rent on or before the Commencement Date, such amount to be applied against the Monthly Installment of Fixed Basic Rent due and payable for the sixth (6th) full calendar month of the Term. Tenant will pay Fixed Basic Rent, and any Additional Rent, to Landlord at Landlord’s address set forth in the first paragraph of this Lease, or at such other place as Landlord may designate in writing, without demand and without counterclaim, deduction or set off, except as otherwise provided herein.

3.

USE AND OCCUPANCY:

Tenant will use the Premises solely for the Permitted Use.

Neither Tenant, nor anyone acting by or through Tenant, will generate, handle, dispose, store or discharge any Contaminants, on or around the Premises, the Building or the Real Property in violation of any Legal Requirements (such actions collectively referred to as “Prohibited Actions”).  However, Tenant may use and store standard ordinary cleaning materials, office supplies and other items that may contain hazardous substances in such quantities as may be reasonably necessary for Tenant to conduct its normal operations in the Premises, provided they are handled, stored and disposed of in accordance with all Legal Requirements, and same shall not constitute “Prohibited Actions”. Tenant will defend, indemnify and hold Landlord harmless against any and all loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) which Landlord may sustain as a result of (i) any Prohibited Actions, or (ii) Tenant’s use of any hazardous substances in the Premises. As used in this Article, the term “Contaminants” shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, contaminant, petroleum, asbestos or polychlorinated biphenyls, as defined or referred to in any applicable Legal Requirements.

Tenant shall not be responsible for the remediation of: (i) any pre-existing environmental conditions (e.g., environmental conditions existing prior to Landlord's delivery of the Premises to Tenant); or (ii) Contaminants) in violation of Environmental Laws, except to the extent that Tenant or Tenant’s Agents (as hereinafter defined) has caused such condition or violation, or exacerbated such condition or violation, in which event Tenant shall only be responsible to the extent such condition or violation has been caused by Tenant or Tenant’s Representative or exacerbated by Tenant or Tenant’s Agents.

Landlord shall, at its sole cost and expense, be responsible for removing any violations currently affecting the Building and/or the Real Property, unless Tenant has caused same. Tenant, at its sole cost and expense, shall comply with the Americans With Disabilities Act of 1990, as amended, within the Premises necessitated by Tenant’s particular manner of use of the Premises or Tenant’s alterations, additions or improvements within the Premises, except for Landlord’s Work (as defined in Exhibit C).

4.

CARE AND REPAIR OF PREMISES:

Tenant will not commit any act that damages the Premises or Building and will take good care of the interior, nonstructural portions of the Premises, and will comply with all Legal Requirements affecting the Premises or the Tenant’s use and/or occupancy of the Premises. Notwithstanding the foregoing, Tenant shall not be obligated to make any structural or systems alterations to comply with Legal Requirements (nor shall Tenant be obligated to assume the cost of same, except as part of Operating Costs, to the extent permitted), unless the need for such compliance is triggered by Tenant’s particular manner or use of the Premises, as opposed to office use in general. Landlord will, at Tenant’s expense, make all necessary repairs to the Premises. Landlord will make all necessary repairs to the Common Facilities. The cost of repairs to the Common Facilities will be included in Operating Costs, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant’s agents, employees, contractors, invitees, visitors or licensees (collectively, “Tenant’s Agents”), in which event Landlord will nevertheless make the repair but Tenant will pay to Landlord, as Additional Rent, upon demand, the cost incurred by Landlord to complete such repairs. All improvements made by Tenant prior to or after the commencement of the Term which are attached to the Premises will become the property of Landlord upon the expiration or sooner termination of this Lease, unless Landlord advises Tenant, prior to the installation thereof, that same must be removed at the end of the Term. Not later than the last day of the Term, Tenant will, at Tenant’s expense, remove from the Building all of Tenant’s personal property and those improvements made by Tenant which Landlord has not elected by notice to Tenant to retain as Landlord’s property, as well as all moveable trade fixtures (other than built-in cabinet work), moveable partitions, telephone, computer, data and antenna wiring, cabling and related conduit and the like. Tenant will repair all injury done by or in connection with the installation or removal of said property, improvements, wiring and the like; cap or terminate all telephone, computer and data connections at service entry panels in accordance with Legal Requirements; and surrender the Premises in as good condition as they were at the beginning of the Term, except for reasonable wear and damage by casualty or other cause not due to the misuse or neglect by Tenant and/or Tenant’s Agents. All property of Tenant remaining on the Premises after the last day of the Term will be conclusively deemed abandoned and may be removed and discarded or stored at Tenant’s risk by Landlord, and Tenant will pay Landlord for the cost of such removal, discarding and/or storage. Notwithstanding anything contained herein to the contrary, Tenant shall remove all installations that are “non-standard office improvements”, provided Landlord advises Tenant, prior to the installation thereof, that same must be removed at the end of the Term. For purposes hereof, “non-standard office improvements” shall mean raised flooring, interior staircases, vaults, elevators, modifications to the Building’s utility and mechanical systems and unusual configuration for first class office space. Tenant shall repair any damage to the Premises resulting from such removal. Notwithstanding the foregoing, Tenant shall not be required to remove any portion of Landlord’s Work, as defined in Exhibit C hereto.

Tenant is responsible for all costs related to the repair and maintenance of any additional or supplemental HVAC systems, appliances and equipment serving exclusively the Premises or installed to meet Tenant’s specific requirements. As of the date hereof, the only equipment meeting the foregoing criteria will be the 2 x 3 ton dedicated supplemental HVAC unit being installed to service Tenant’s IT room. Tenant will purchase and maintain throughout the Term an annual full maintenance and service contract for this equipment and will forward a copy of each proposed contract to Landlord for its approval prior to signing it.

5.

ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

Tenant will not, without first obtaining the written consent of Landlord, make any alterations, additions or improvements (collectively, “alterations”) in, to or about the Premises. Unless the alterations affect the Common Facilities or Building Systems or would otherwise require a building permit, Landlord will not unreasonably withhold or delay its consent. Building Systems include the life safety, plumbing, electrical, heating, ventilation and air conditioning systems in the Building. Tenant may, upon prior notice to Landlord, perform minor cosmetic improvements, such as painting and wallpapering, without the prior consent of Landlord. In addition, Tenant may, without Landlord’s consent but on prior notice to Tenant, make non-systems, non-structural alterations, provided the cost thereof does not exceed $50,000 in the aggregate, provided same does not require a building permit.

If Tenant shall request the consent or approval of Landlord to the making of any alterations, and Landlord shall seek and pay a separate fee to any third party that is not affiliated with Landlord's, such as an architect or engineer, as to the form or substance thereof, Tenant shall pay Landlord, as Additional Rent, within 30 days after demand, all reasonable costs and expenses of Landlord incurred in connection therewith, including out-of-pocket, third party costs and expenses of Landlord in reviewing plans and specifications.

6.

ASSIGNMENT AND SUBLEASE:

Tenant will not mortgage, pledge, assign or otherwise transfer this Lease or sublet all or any portion of the Premises in any manner except as specifically provided for in this Article 6:

        (a)         If Tenant desires to assign this Lease or sublease all or part of the Premises, the terms and conditions of such assignment or sublease will be communicated by Tenant to Landlord in writing no less than thirty (30) days prior to the effective date of such sublease or assignment. Prior to such effective date, Landlord will have the option, upon notice to Tenant, to terminate the Lease, (i) in the case of subletting, solely as to that portion of the Premises to be sublet, or (ii) in the case of an assignment, as to all of the Premises, and in such event, Tenant will be fully released from its obligations with respect to the terminated space (“Recapture Space”) accruing from and after the effective date. If Landlord terminates the Lease as to the Recapture Space, in no event will Landlord be liable for a brokerage commission in connection with the proposed assignment or sublet. If Landlord recaptures the Recapture Space, Tenant shall be solely responsible, at its cost and expense, for all alterations required to separate the Recapture Space from the balance of the Premises, including, but not limited to, construction of demising walls and separation of utilities. Landlord’s rights, as more fully set forth in (i) herein above, shall not apply to any proposed sublease that consists of less than twenty percent (20%) of the Premises and has a term expiring not later than the date that is twenty-four (24) months prior to the Expiration Date.

        (b)         In the event that the Landlord elects not to terminate the Lease as to the Recapture Space, Tenant may assign this Lease or sublet the whole or any portion of the Premises, subject to Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, subject to the following terms and conditions and provided the proposed occupancy is in keeping with that of a first-class office building:

                        i.         Tenant will provide to Landlord the name, address, nature of the business and evidence of the financial condition of the proposed assignee or sublessee;

                        ii.         The assignee will assume, by written instrument, all of the obligations of the Tenant under this Lease, and a copy of such assumption agreement will be furnished to Landlord within ten (10) days of its execution. No further assignment of this Lease or subletting all or any part of the Premises will be permitted except in accordance with this Article 6;

                        iii.         Each sublease will provide that sublessee’s rights will be no greater than those of Tenant, and that the sublease is subject and subordinate to this Lease and to the matters to which this Lease is or will be subordinate, and that in the event of default by Tenant under this Lease, Landlord may, at its option, have such sublessee attorn to Landlord provided, however, in such case Landlord will not (i) be liable for any previous act or omission of Tenant under such sublease or, (ii) be subject to any offset not expressly provided for in this Lease or by any previous prepayment of more than one month’s rent;

                        iv.         The liability of Tenant and each assignee will be joint, several and primary for the observance of all the provisions, obligations and undertakings of this Lease, including the payment of Fixed Basic Rent and Additional Rent through the entire Term, as the same may be renewed, extended or otherwise modified, but if Landlord enters into a written agreement with an assignee (other than to record the exercise of an option contained in this Lease) increasing the monetary obligations of Tenant hereunder, the liabilities of any predecessor in interest to Tenant shall not be increased thereby.

                        v.         Tenant will promptly pay to Landlord fifty percent (50%) of any rent (fixed basic rent and additional rent) and any other consideration paid by the subtenant to Tenant under or in connection with a sublease, as and when received, in excess of the Fixed Basic Rent required to be paid by Tenant for the area sublet. As used herein, “consideration” will be determined after deducting all usual and customary out-of-pocket transaction costs incurred by Tenant in effecting such sublease;

                        vi.         The acceptance by Landlord of any rent from the assignee or from any subtenant or the failure of Landlord to insist upon strict performance of any of the terms, conditions and covenants of this Lease will release neither Tenant, nor any assignee assuming this Lease, from the Tenant’s obligations set forth in this Lease;

                        vii.         The proposed assignee or subtenant is not then an occupant of any part of the Building or any other building then owned by Landlord or its affiliates within a two-mile radius of the Building, unless Landlord does not have comparable space available for lease to such occupant;

                        viii.         The proposed assignee or subtenant is not an entity or a person or an affiliate of an entity with whom Landlord is or has been, within the preceding six (6) month period, negotiating to lease space in the Building or any other building owned by Landlord or its affiliates within a two-mile radius of the Building, unless Landlord does not have comparable space available for lease to such occupant;

                        ix.         There will not be more than two (2) subtenants in the Premises;

                        x.         Tenant will not advertise the subtenancy for less than Landlord’s then current market rent for the Premises, but the foregoing shall not prevent Tenant from subletting for less than the current market rent;

                        xi.         Tenant will pay Landlord a ONE THOUSAND AND 00/100 DOLLAR ($1,000.00) administrative fee for each request for consent to any sublet or assignment simultaneously with Tenant’s request for  consent to a specific sublet or assignment; and

                        xii.         The proposed assignee or subtenant will use the Premises for the Permitted Use only.

        (c)         If Tenant is a corporation (other than a corporation whose stock is listed and traded on a nationally recognized stock exchange), the transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of a majority of the issued and outstanding stock [or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock which results in a change of control of Tenant], and if Tenant is a partnership, joint venture or limited liability company (collectively “Entity”), the transfer (by one or more transfers) of an interest in the distributions of profits and losses of such Entity (or other mechanism, such as, by way of example, the creation of additional partnership or limited liability company interests) which results in a change of control of such Entity will be deemed an assignment of this Lease, subject to provisions of this Article. If at any time during the Term Tenant is not a publicly traded corporation, a transfer in connection with a private placement or other raising of funds to be invested in Tenant for future expansion or additional working capital shall not be deemed an assignment under this Lease, provided that the Tenant, following such transfer, shall satisfy the net worth requirement set forth in the immediately succeeding paragraph.

Notwithstanding anything contained in this Lease to the contrary, Tenant may assign this Lease or sublet all or any portion of the Premises without Landlord’s consent, Landlord’s right of recapture, or the payment of any review fees, to (i) any corporation or other Entity directly or indirectly controlling or controlled by Tenant or under common control with Tenant, or (ii) any successor by merger, consolidation, corporate reorganization or acquisition of all or substantially all of the assets of Tenant (any transaction referred to in clauses (i) or (ii) hereof will be a “Permitted Transfer”) provided that the net worth of any transferee of a Permitted Transfer will not be less than the net worth of Tenant as of the date of the execution and delivery of this Lease by both parties. Any other assignment or subleasing of Tenant’s interest under this Lease will be subject to Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed.

        (d)         Except as specifically set forth above, if any portion of the Premises or of Tenant’s interest in this Lease is acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, or if Tenant pledges its interest in this Lease or in any security deposit required hereunder, Tenant will be in default.

        e)         Landlord shall respond to any request for consent to assign or sublet within thirty (30) days, and if consent is denied, Landlord shall provide a reasonably detailed explanation of the basis for the denial.

7.

COMPLIANCE WITH RULES AND REGULATIONS:

Tenant will observe and comply with the rules and regulations set forth in Exhibit B and with such further reasonable rules and regulations as Landlord may prescribe from time to time, provided that Tenant receives a copy of same, and further, that: (i) any such rules and regulations (1) will uniformly apply to all tenants, and shall be enforced in a non-discriminatory manner, (2) do not increase Tenant’s monetary obligations or materially increase Tenant’s non-monetary obligations, or decrease any of Tenant’s rights under this Lease, or (3) are not inconsistent with this Lease; and (ii) compliance with such rules and regulations will not interfere with Tenant’s normal business operations.

8.

DAMAGES TO BUILDING:

If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant a notice electing to terminate this Lease. If restoration of the damage to the Premises will require more than one hundred eighty (180) days to complete or if such damage is not fully repaired and reasonable access to the Premises restored within one hundred eighty (180) days from the date of damage, then, in any such event, Lessee may, no later than the sixtieth (60th) day following Tenant’s receipt of notice from Landlord of Landlord’s estimation that the time period to restore will exceed one hundred eighty(180) days, or following the end of said one hundred eighty (180) day period, give Lessor a notice of election to terminate this Lease. In either such event, this Lease will terminate on the thirtieth (30th) day after the giving of such notice, and Tenant will surrender possession of the Premises on or before such date. If this Lease is not terminated pursuant to this Article, Landlord will restore the Building and the Premises to the condition existing just before the damage, with reasonable promptness, subject to Force Majeure (each claimed event of Force Majeure not to exceed sixty (60) days), as defined in Article 30 e) below, and subject to the availability and adequacy of the insurance proceeds. Landlord shall not be obligated to restore fixtures and improvements owned by Tenant. Not withstanding anything contained herein to the contrary, any determination by Landlord to terminate the Lease pursuant to this Article 8 shall be on a non-discriminatory basis.

In any case in which use of the Premises is affected by any damage to the Building, there will be either an abatement or an equitable reduction in Fixed Basic Rent and Additional Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for general office use. The words “restoration” and “restore” as used in this Article will include repairs.

9.

EMINENT DOMAIN:

If Tenant’s use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof; or (b) any other part of the Building; then, in either event, this Lease will terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, will be apportioned as of such termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, will be repaid to Tenant. Tenant will not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a separate claim for any taking of fixtures and improvements owned or paid for by Tenant which have not become the Landlord’s property, and for moving expenses, provided the same will, in no way, affect or diminish Landlord’s award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Premises, there will be either an abatement or an equitable reduction in Fixed Basic Rent and Additional Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for general office use.

10.

LANDLORD'S REMEDIES ON DEFAULT:

If Tenant defaults in the payment of Fixed Basic Rent or any Additional Rent or in the performance of any of the other covenants and conditions of this Lease,, Landlord may give Tenant notice of such default, and if Tenant does not cure any Fixed Basic Rent or Additional Rent default within ten (10) days or other default within thirty (30) days after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Lease or Tenant’s right to possession upon not less than ten (10) days notice to Tenant, and on the date specified in such notice Tenant's right to possession of the Premises will cease, but Tenant will remain liable as provided below in this Lease. If this Lease or Tenant’s right to possession will have been so terminated by Landlord, Landlord may at any time thereafter recover possession of the Premises pursuant to legal proceedings, in order to remove Tenant or other occupants and their effects. Landlord shall use commercially reasonable efforts, at Tenant’s expense, to relet all or any part of the Premises and may make such alterations, decorations or other changes to the Premises as Landlord considers appropriate in connection with such reletting, without relieving Tenant of any liability under this Lease. Tenant shall pay to Landlord, on demand, such expenses as Landlord may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Tenant under this Lease.

To the extent Landlord incurs any expenses in connection with re-letting the Premises, such as preparing the Premises for a new tenant and brokerage commissions in connection with any re-leasing (collectively, “Re-letting Costs”) (i) all such costs shall be amortized over the term or terms of the new lease or leases, and only the portion of such Re-letting Costs applicable to that portion of the term or terms of the new lease or leases which “overlaps” with the period of time otherwise constituting the remainder of the term shall be chargeable to Tenant as damages hereunder -- for example, if two (2) years remain on the Term when Landlord terminates the Lease, and Landlord re-lets the Premises for a term of ten (10) years, then Tenant shall only be responsible for 2/10ths of the Re-letting Costs; and (ii) if the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such re-letting and of the Re-letting Costs.

Tenant hereby waives all right of redemption to which Tenant or any person under Tenant might be entitled by any Legal Requirement. Tenant hereby further waives any and all rights to invoke N.J.S.A. 2A:18-60.

11.

DEFICIENCY:

In any case where Tenant has defaulted and Landlord has recovered possession of the Premises or terminated this Lease or Tenant’s right to possession, Tenant’s obligation to pay Landlord all the Fixed Basic Rent and Additional Rent up to and including the Expiration Date will not be discharged or otherwise affected. Landlord will have all rights and remedies available to Landlord at law and in equity by reason of Tenant’s default, and may periodically sue to collect the accrued obligations of the Tenant together with interest at Prime plus three percent per annum from the date owed to the date paid, but in no event greater than the maximum rate of interest permitted by law.

Alternatively, in any case where Landlord has recovered possession of the Premises by reason of Tenant’s default and terminated the Lease, Landlord may at Landlord’s option, and at any time thereafter, upon notice to Tenant, and without prejudice to any other rights or remedies Landlord might have hereunder or at law or equity, become entitled to recover from Tenant, as damages for such breach, in addition to such other sums herein agreed to be paid by Tenant, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration Date of the original Term and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Landlord immediately upon Landlord’s notice to Tenant thereof. In the computation of such damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of four percent (4%) per annum. Under no circumstances will Tenant be liable hereunder for consequential damages.

12.

SUBORDINATION:

This Lease will, at the option of any holder of any underlying lease or holder of any first mortgage or first trust deed, be subject and subordinate to any such underlying lease and to any first mortgage or first trust deed which may now or hereafter affect the Real Property, and also to all renewals, modifications, consolidations and replacements of such underlying leases and first mortgage or first trust deed; provided, that Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement from the holder of any such underlying lease, mortgage or trust deed. Any expenses charged by the mortgagee in connection with the obtaining of the aforesaid agreement shall be paid by Tenant. Although no instrument or act on the part of Tenant will be necessary to effectuate such subordination, Tenant will, nevertheless, within twenty (20) days prior written request by Landlord, execute and deliver such further reasonable instruments confirming such subordination of this Lease as may be desired by the holders of such first mortgage or first trust deed or by any of the lessors under such underlying leases. If any underlying lease to which this Lease is subject terminates, Tenant will, on timely request, recognize and acknowledge the owner of the Real Property as Tenant’s landlord under this Lease. Landlord represents that (i) it owns the Real Property in fee simple, and that same is not subject to any ground lease and (ii) the Real Property is not currently encumbered by any mortgage.

13.

SECURITY DEPOSIT:

Tenant will deposit with Landlord on the signing of this Lease by Tenant, the Security Deposit for the performance of Tenant’s obligations under this Lease, including the surrender of possession of the Premises to Landlord in the condition required under this Lease. If Landlord applies all or any part of the Security Deposit to cure any default of Tenant, Tenant will, on demand, deposit with Landlord the amount so applied so that Landlord will have the full Security Deposit on hand at all times during the Term. In the event of a bona fide sale of the Real Property, subject to this Lease, Landlord will transfer the Security Deposit to the purchaser, and upon the transferee’s assumption of liability with respect thereto, Landlord will be considered released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit, and it is agreed that this will apply to every transfer or assignment made of the Security Deposit to a new landlord. Provided Tenant is not in default beyond the expiration of any applicable notice, grace or cure period, the Security Deposit (less any portions of it previously used, applied or retained by Landlord), will be returned to Tenant after the expiration or sooner termination of this Lease and delivery of the entire Premises to Landlord in accordance with the provisions of this Lease. Tenant will not assign, pledge or otherwise encumber the Security Deposit, and Landlord will not be bound by any such assignment, pledge or encumbrance.

14.

RIGHT TO CURE TENANT'S BREACH:

If Tenant breaches any covenant or condition of this Lease and Tenant shall fail to cure in accordance with Article 10 herein above, Landlord may, on prior notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant, and the reasonable amount of all expenses, including attorney's fees, incurred by Landlord in so doing (whether paid by Landlord or not) will be deemed payable on demand as Additional Rent.

15.

LIENS:

Tenant will not permit any lien or other encumbrance to be filed as a result of any act or omission (or alleged act or omission) of Tenant. Tenant will, within twenty (20) days after notice from Landlord, discharge or satisfy by bonding or otherwise any liens filed against Landlord or all or any portion of the Real Property as a result of any such act or omission, including any lien or encumbrance arising from contract or tort claims.

16.

RIGHT TO INSPECT AND REPAIR:

Landlord or its designees may enter the Premises (but will not be obligated to do so) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of: (i) inspection; (ii) performance of any work or the making of such repairs, replacements or additions in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable; or (iii) showing the Premises to prospective purchasers, mortgages and, during the last twelve (12) months of the term, tenants. Tenant will provide Landlord or its designees free and unfettered access to any mechanical or utility rooms, conduits, risers or the like located within the Premises. Landlord or any prospective tenant shall have the right to enter the space to perform inspections, surveys, measurements or such other reasonable activities as may be necessary to prepare the Premises for occupancy by the succeeding tenant. Tenant will have no claims, including claims for interruption of Tenant’s business, or cause of action against Landlord by reason of entry for such purposes. Landlord acknowledges that Tenant’s IT room stores confidential data. Accordingly, Landlord agrees that, except in the event of an emergency, it will not enter the IT room unless accompanied by a duly authorized employee of Tenant, which Tenant agrees to make available. Landlord shall have no obligation to provide janitorial service in accordance with Exhibit D hereto within Tenant’s IT room. Landlord shall use commercially reasonable efforts to avoid interference with Tenant’s use and enjoyment of the Premises during the course of any entry thereto pursuant to this Article 16. Notwithstanding anything contained herein to the contrary, the terms and conditions of Article 17 c) herein below shall apply to any interruption of service resulting from Landlord’s entry hereunder, except to the extent any such entry is for the purpose of performing any repair arising as the misuse or neglect of Tenant or Tenant’s Agents.

17.

SERVICES TO BE PROVIDED BY LANDLORD:

a)

 Landlord will furnish to the Premises (i) electricity for normal lighting and ordinary office machines, (ii) during Building Hours, HVAC required for the reasonable use and occupancy of the Premises, and (iii) janitorial service (as set forth in Exhibit D), all in a manner comparable to that of first-class office buildings in the area. In addition, Landlord shall provide Common Facilities lighting at the Real Property during Building Hours and for such additional hours as, in Landlord’s judgment, is necessary or desirable to insure proper operation of the Real Property. Landlord acknowledges and agrees that Tenant’s use of the Premises will involve computer equipment, including servers, and agrees that all such equipment will be deemed “ordinary office machines” for the purposes of this Lease.

b)

 Tenant will be entitled to make use of HVAC beyond the Building Hours, at Tenant’s sole cost and expense, provided Tenant has notified Landlord by 3:00 p.m. on the day that Tenant will require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. Tenant will pay Landlord the HVAC After Hours Charge (as defined in the Basic Lease Provisions) for HVAC beyond the Building Hours.

c)

Notwithstanding anything to the contrary contained herein, interruption or curtailment of any service maintained in the Building, if caused by Force Majeure (as hereinafter defined) shall not entitle Tenant to any claim against Landlord or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Landlord fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by: (i) the making of repairs, replacements or additions, other than those made with Tenant’s consent or caused by misuse or neglect by Tenant, or Tenant’s agents, servants, visitors or licensees; or (ii) the failure of Landlord to provide any services required to be provided by Landlord hereunder, there shall be a proportionate abatement of Fixed Basic Rent and Additional Rent payable by Tenant hereof from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event, shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure.

18.

TENANT’S ESTOPPEL:

Landlord and Tenant will, from time to time, on not less than twenty (20) days prior written request by the other, execute, acknowledge and deliver to the requesting party an estoppel certificate containing such information as such party may reasonably request.

19.

HOLDOVER TENANCY:

Tenant agrees that it must surrender possession of the Premises to Landlord on the Expiration Date or earlier termination of the Term. Tenant agrees to indemnify and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including attorneys' fees, resulting from any delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant based on such delay; provided that Landlord has given Tenant no less than thirty (30) days prior written notice of the existence of any succeeding lease. Tenant agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date or earlier termination of the Term, then Tenant agrees to pay Landlord as liquidated damages for each month and for any portion of a month during which Tenant holds over in the Premises after the Expiration Date or earlier termination of the Term, a sum equal to 150% of the average Fixed Basic Rent, plus any Additional Rent due without such percentage increase, which was payable per month under this Lease during the last three months of the Term, for the first (1st) month of Tenant’s holding over, and a sum equal to 200% of the average Fixed Basic Rent plus any Additional Rent due without such percentage increase, which was payable per month under this Lease during the last three months of the Term, for each month thereafter. Such liquidated damages shall not limit Tenant's indemnification obligation, as provided in the first (1st) sentence of this Article 19, with respect to claims made by any succeeding tenant based on Tenant's failure or refusal to surrender the Premises to Landlord on the Expiration Date or sooner termination of the Term. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the Premises after the Expiration Date or sooner termination of the Term.

20.

LANDLORD’S WORK; COMMENCEMENT:

a) Landlord agrees that, prior to the Commencement Date, Landlord will perform work in the Premises in accordance with Exhibit C of this Lease (the “Work”).

b) Landlord’s completion of all Work (other than Punch List items) and a satisfactory inspection of the Work by the applicable governmental authority allowing the Premises to be legally occupied, which shall be evidenced by a (temporary or final) Certificate of Occupancy (although the date of issuance may be other than the Commencement Date), will constitute sufficient evidence to demonstrate that Landlord has performed the Work and the Term has commenced; provided, however, that in no event shall the Commencement Date occur prior to November 1, 2012, except as mutually agreed between Landlord and Tenant.

c) Notwithstanding anything contained in this Lease to the contrary, if Tenant (or anyone having rights under or through Tenant) shall occupy all or any part of the Premises prior to the date Landlord has completed the Work for the purpose of conducting Tenant’s business therein, then the Commencement Date shall be deemed to occur on such date that Tenant (or anyone claiming under or through Tenant) shall occupy all or any part of the Premises.

d) Notwithstanding anything contained in this Lease to the contrary, if Landlord, for any reason whatsoever cannot deliver possession of the Premises to Tenant on the Commencement Date set forth in the Basic Lease Provisions, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Term will commence on the earlier of: (i) the date Landlord delivers possession of the Premises to Tenant or (ii) the date Landlord would have delivered possession of the Premises to Tenant but for any reason attributable to Tenant. Notwithstanding anything contained herein to the contrary, if (i) Landlord shall not have delivered possession of the Premises to Tenant on or before November 1, 2012 and provided the reason therefor has not been as a result of Tenant's acts or omissions or Force Majeure, then, and in such event, Tenant, as its sole remedy, shall have no obligation to pay Fixed Basic Rent for the Premises for such number of days after the date that Landlord has delivered the Premises to Tenant as shall be equal to the number of days between November 1, 2012 and the date that Landlord delivered the Premises to Tenant in the condition required by this Lease. Tenant’s right to the aforesaid remedy shall be subject to Tenants timely approval of the Plans, as more fully set forth in Paragraph 2 of Exhibit C.

e). Access to and use of the Building fitness center shall be available to all of Tenant’s employees at no additional cost. Landlord shall equip and maintain the fitness center (including janitorial services) and the cost thereof shall be included in Operating Costs. The individual users of the fitness center shall sign Landlord’s standard waiver prior to utilizing the fitness center. Landlord, in its sole discretion, shall have the right to relocate the fitness center to any other portion of the Building.

21.

OVERDUE RENT CHARGE/INTEREST:

a) Tenant will pay an “Overdue Rent Charge” of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent which Tenant fails to pay within five (5) days after the due date thereof, to cover the extra expense involved in handling non-payments and/or delinquent payments. The Overdue Rent Charge will constitute Additional Rent and an agreed upon amount of liquidated damages and not a penalty.

b) Any amount owed by Tenant to Landlord which is not paid when due will bear interest at the lesser of (i) the rate of one and one-half percent (1.5%) per month from the due date of such amount, or (ii) maximum legal interest rate permitted by law. The payment of interest on such amounts will not extend the due date of any amount owed.

c) Notwithstanding anything in this Article to the contrary, Landlord shall waive an Overdue Rent Charge and interest one time during each Lease Year, subject to Tenant’s receipt of notice from Landlord as to any such unpaid installment of Fixed Basic Rent or Additional Rent, and Landlord’s receipt of any such unpaid installment within 5 days of such notice; provided, however that, without waiving any right to impose the Overdue Rent Charge or interest hereunder, Landlord shall only have the obligation to provide such notice to Tenant one (1) time per lease year.

22.

INSURANCE:

a)

Tenant’s Insurance. On or before the Commencement Date or Tenant's prior entry into the Premises, Tenant will obtain and have in full force and effect, insurance coverage as follows:

(i)

workers’ compensation in an amount required by law; (ii) commercial general liability with a per occurrence limit of Two Million Dollars ($2,000,000) and a general aggregate of Three Million Dollars ($3,000,000) for bodily injury and property damage on an occurrence basis and containing an endorsement naming Landlord, Mack-Cali Realty, L.P., Mack-Cali Realty Corporation, their respective affiliates, subsidiaries, agents, designees and lender, if any, as additional insureds, an aggregate limit per location endorsement, and no modification that would make Tenant’s policy excess or contributing with Landlord’s liability insurance; (iii) all risk property insurance for the full replacement value of all of Tenant’s furniture, fixtures, equipment, alterations, improvements or additions that do not become Landlord’s property upon installation; and (iv) any other form or forms of insurance or any increase in the limits of any of the coverages described above or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants with similar uses in similar buildings in the area, provided: (1) Landlord requires such higher minimum amounts and/or different types of insurance from substantially all similarly situated tenants, and (2) such changes are not required more than once every 4 years. All policies obtained by Tenant will be issued by carriers having ratings in Best’s Insurance Guide (“Best”) of A and VIII, or better (or equivalent rating by a comparable rating agency if Best no longer exists) and licensed in the State. All such policies must be endorsed to be primary and noncontributing with the policies of Landlord being excess, secondary and noncontributing and shall contain an endorsement stating no policy will be canceled, nonrenewed or materially modified without thirty (30) days' prior written notice by the insurance carrier to Landlord (the “Cancellation Endorsement”).  If the forms of policies, endorsements, certificates, or evidence of insurance required by this Article are superseded or discontinued, Landlord may require other equivalent or better forms. Evidence of the insurance coverage required to be maintained by Tenant, represented by certificates of insurance issued by the insurance carrier, must be furnished to Landlord prior to Tenant occupying the Premises and at least thirty (30) days prior to the expiration of current policies. Copies of all endorsements required by this Article must accompany the certificates delivered to Landlord. The certificates will state the amounts of all deductibles and self-insured retentions and the Cancellation Endorsement. If requested in writing by Landlord, Tenant will provide to Landlord a certified copy of any or all insurance policies or endorsements required by this Article. All insurance maintained by Tenant pursuant to this Article may be effected by blanket insurance policies.

b)

Tenant will not do or allow anything to be done on the Premises which will increase the rate of fire insurance on the Building from that of a general office building. If any use of the Premises by Tenant results in an increase in the fire insurance rate(s) for the Building, Tenant will pay Landlord, as Additional Rent, any resulting increase in premiums. Tenant’s insurance obligations set forth in Section 22 a) (i) and (ii) above shall continue in effect throughout the Term and after the Term as long as Tenant, or anyone claiming by, through or under Tenant, occupies all or any part of the Premises.

c)

Waiver of Claims. Landlord and Tenant hereby waive all claims and release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on, about or to the Premises or the Building by reason of fire or other casualty, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that the property insurance carried by either of them will contain a clause whereby the insurer waives its right of subrogation against the other party. Each party to this Lease will give to its insurance company notice of the provisions of this Section 22 c) and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section c).  Each party shall bear the risk of its own deductibles. Landlord and Tenant acknowledge that the insurance requirements of this Lease reflect their mutual recognition and agreement that each party will look to its own insurance and that each can best insure against loss to its property and business no matter what the cause. If either party fails to maintain insurance or self insures for loss including, without limitation, business interruption, such non-insured party shall be deemed to have released the other for all loss or damage which would have been covered if such non-insured party had so insured.

d)

Building Insurance. Landlord will at all times during the Term carry a policy of insurance which insures the Building, including the Premises and the Work, if any, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy); provided, however, that Landlord will not be responsible for, and will not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Tenant or any alterations which Tenant may make to the Premises or any loss suffered by Tenant due to business interruption. All insurance maintained by Landlord pursuant to this Article may be effected by blanket insurance policies.

23.

INDEMNITY:

Tenant will defend, indemnify and hold Landlord, Mack-Cali Realty, L.P., Mack-Cali Realty Corporation and their respective affiliates, subsidiaries, designees and agents (“Landlord’s Parties”) harmless from and against any and all claims, actions or proceedings, costs, expenses and liabilities, including attorneys fees and disbursements incurred in connection with each such claim, action or proceeding, whether in contract or tort, arising from Tenant’s use and occupancy of the Premises, including Tenant’s negligent acts or omissions at the Real Property. In case any action or proceeding be brought against Landlord’s Parties by reason of any such claim, Tenant, upon notice from any of Landlord’s Parties, will, at

Tenant’s expense, resist and defend such action or proceeding with counsel acceptable to Landlord’s Parties. Both parties agree that counsel designated by either party’s insurance company will be deemed acceptable to the other party.

Landlord shall defend, indemnify and save harmless Tenant and its agents against and from; (a) any and all claims arising from: (i) the conduct or management by Landlord, its employees, agents or contractors in the Common Facilities (other than by Tenant); or (ii) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its employees, agents or contractors (other than by Tenant), and (b) all reasonable costs and expenses, as well as liabilities including attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding.

24.

BROKER:

Tenant and Landlord each represent and warrant to the other that no broker brought about this transaction, except Tenant’s Broker and each party agrees to indemnify and hold the other harmless from any and all claims of any broker(s) (other than Tenant’s Broker) claiming to have represented either such party in connection with the negotiations of or entering into of this Lease. Landlord agrees to pay any commission due to Tenant’s Broker pursuant to a separate agreement. Landlord shall indemnify Tenant against any claims asserted directly against Tenant by Tenant’s Broker arising solely as the result of Landlord’s failure to pay Tenant’s Broker any commission due hereunder, unless and to the extent the right to withhold any such payment is expressly provided for in the agreement between Landlord and Tenant’s Broker.

25.

PERSONAL LIABILITY:

There will be no personal liability on the part of Landlord, its constituent members (including officers, directors, partners, members and trustees) and their respective successors and assigns or any mortgagee in possession, with respect to any of the terms, covenants and conditions of this Lease, and Tenant will look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

26.

NOTICES:

Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope or (iii) sent by nationally recognized overnight delivery service, if to Tenant, at the Building; if to Landlord, at Landlord’s address as set forth above to the attention of President and Chief Executive Officer, with a copy to the attention of the Executive Vice President and General Counsel; or, to either at such other address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given upon receipt or refusal thereof.

27.

AUTHORITY:

Tenant represents and warrants that the signatories on its behalf are authorized to execute this Lease. Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or entity that directly owns a ten percent (10%) or greater equity interest in Tenant nor any of its officers, directors or managing members (collectively, “Tenant and Others in Interest”) is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term Tenant will comply with the Executive Order and the Money Laundering Act.

28.

PARKING SPACES

Tenant's occupancy of the Premises will include the use of the parking spaces set forth in the Basic Lease Provisions. Tenant will, upon request, promptly furnish to Landlord the license numbers of the cars operated by Tenant and its subtenants, concessionaires, licensees and their respective officers, agents and employees. If any vehicle of Tenant, or of any subtenant, licensee, concessionaire, or their respective officers, agents or employees, is parked in any part of the Real Property other than those portions of the parking area(s) designated for this purpose by Landlord, or if Tenant shall exceed the number of parking spaces allocated to Tenant in the Basic Lease Provisions, then, in addition to Landlord’s rights and remedies provided in this Lease, Tenant will pay to Landlord $50.00 per day for each violation Tenant shall fail to immediately cure upon notice from Landlord (which notice may be verbal). Notwithstanding anything contained herein to the contrary, Landlord acknowledges that Tenant may on occasion exceed the number of parking spaces allocated to Tenant in the Basic Lease Provisions, and Landlord shall waive any right to assess the aforesaid penalty, provided that such excess use does not otherwise affect the parking allocated to another tenant of the Building. Landlord reserves the right to designate a location in the parking area servicing the Building for such excess use.

29.

INTENTIONALLY OMITTED

30.

MISCELLANEOUS:

a)

If any of the provisions of this Lease, or the application of such provisions, will be invalid or unenforceable, the remainder of this Lease will not be affected, and this Lease will be valid and enforceable to the fullest extent permitted by law.

b)

The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease is submitted to Tenant for signature with the understanding that it will not bind Landlord or Tenant unless and until it has been executed by and delivered to both parties or their respective attorney or agent. Landlord represents that the consent of no other party claiming through or under Landlord is required to effectuate the terms hereof.

c)

No representations or promises will be binding on the parties to this Lease except those representations and promises expressly contained in the Lease.

d)

The article headings in this Lease are intended for convenience only and will not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

e)

Force Majeure means and includes those situations beyond either party’s reasonable control, including acts of God; strikes; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the surrender of the Premises by the end of the Term or payment of Fixed Basic Rent or Additional Rent, will, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any required performance is delayed due to Force Majeure.

f)

Tenant consents to the receipt of electronic messages from Landlord or its affiliates, but in no event shall any such electronic messages constitute notice as provided in Article 26 herein above.

g)

No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Basic Rent and Additional Rent payable hereunder will be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor will any endorsement or statement on any check or any letter accompanying any check or payment of Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Basic Rent and Additional Rent or to pursue any other remedy provided herein or by law. All obligations of Landlord and Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

h)

No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy upon a breach of any such covenant, agreement, term or condition, and no acceptance by Landlord of full or partial rent during the continuance of any such breach by Tenant, will constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by either party to or of any breach of any covenant, condition or duty of the other party will be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless such consent or waiver is in writing and signed by the party granting such consent or waiver.

i)

Landlord covenants that if, and so long as, Tenant pays Fixed Basic Rent and any Additional Rent as required under this Lease, and performs Tenant’s other covenants under the Lease, Landlord will do nothing to affect Tenant’s right to peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the provisions of this Lease.

j)

The provisions of this Lease will apply to, bind and inure to the benefit of Landlord and its respective heirs, successors, legal representatives and assigns. The term "Landlord" as used in this Lease means only the owner or a master lessee of the Building, so that in the event of any sale of the Building or of any master lease thereof, the Landlord named herein will be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease accruing after such sale, and it will be deemed without further agreement that the purchaser or the new master lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord accruing under this Lease after such sale.

k)

Landlord reserves the right unilaterally to alter Tenant's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, or at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in Landlord’s sole judgment may be desirable to improve their convenience, provided such changes do not materially impair (i) access to the Building from the exterior Common Area, (ii) access to the Premises from interior Common Areas in the Building.

l)

To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises. This Lease will be governed by the laws of the State (without the application of any conflict of laws principles), and any action or proceeding in connection with this Lease shall be decided in the courts of the State.

m)

Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Lease, including the Fixed Basic Rent and Additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s accountants or attorneys (who shall also be required to keep the terms of this Lease confidential) or as required by law, or in connection with any public filing pursuant to Tenant’s status as a publicly traded corporation. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this paragraph will constitute a material breach under this Lease. In addition, Tenants employees and contractors shall keep the information contained in any billing statements and/or any backup supporting those statements, confidential.

n)

Any State statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease are superseded by the terms of this Lease.

o)

Whenever it is provided that Landlord will not unreasonably withhold, condition or delay consent or approval or will exercise its judgment reasonably (such consent or approval and such exercise of judgment being collectively referred to as "consent"), if Landlord delays, conditions or refuses such consent, Tenant waives any claim for money damages (including any claim for money damages by way of setoff, counterclaim or defense) based upon any claim or assertion that Landlord unreasonably withheld, conditioned or delayed consent. Tenant's sole remedy will be specific performance. Failure on the part of Tenant to seek relief within one hundred eighty (180)days after the date upon which Landlord has withheld, conditioned or delayed its consent will be deemed a waiver of any right to dispute the reasonableness of such withholding, conditioning or delaying of consent. Tenant’s waiver as to no other claims or causes of action as a result of Landlord’s actions in refusing to consent hereunder shall not apply if it is judicially determined that Landlord acted in bad faith or maliciously with respect to its refusal to consent hereunder. The parties agree that the question of Landlord’s reasonableness in refusing to consent hereunder may be submitted to expedited arbitration in accordance with the rules of the office of the American Arbitration

Association (or any successor) nearest to the Building.

p)

Notwithstanding anything to the contrary contained in this Lease, in no event will Landlord or Tenant be liable to the other for the payment of consequential, punitive or speculative damages, except as provided in Article 19 hereof.

q)

In any case where this Lease references a “default” or “breach” by Tenant which gives rise to Landlord’s remedies or prohibits Tenant’s exercise of any of its rights, same shall be deemed to mean a default or breach “beyond the expiration of any applicable notice and cure period.”

r)

In any case where Tenant is required to pay any sums to Landlord and this Lease does not specify the time within which payment is due or says “due on demand”, then in all such cases Tenant shall be afforded a period of thirty (30) days within which to remit payment to Landlord.  In any case where Landlord incurs costs and expenses on Tenant’s behalf: (i) Tenant shall only be obligated to reimburse Landlord for the reasonable, out-of-pocket cost incurred by Landlord, and (ii) and interest accrues thereon, Landlord shall notify Tenant of Tenant’s obligation to reimburse Landlord within thirty (30) days after incurring such cost, failing which interest shall not begin to accrue until the date Landlord notifies Tenant of such reimbursement obligation.

s)

In any case where Tenant is liable for the acts of its invitees, such liability shall only extend to acts occurring while such invitees are in the Premises.

t)

Should Landlord or Tenant institute any action or proceeding in court to enforce any provision hereof, or for damages or for declaratory or other relief hereunder, the prevailing party shall be entitled to receive from the losing party, in addition to court costs, such amount as the court may adjudge to be reasonable as attorneys’ fees for services rendered to said prevailing party, and said amount may be made a part of the judgment against the losing party, provided such judgement is final and non-appealable.

u)

In any case where this Lease requires Landlord’s consent, Landlord shall not unreasonably withhold, delay or condition such consent, except if the provision expressly provides to the contrary.

v)

Landlord shall provide to Tenant, at no cost to Tenant, one hundred three (103) access cards needed for Tenant’s employees to enter the Building on weekends, Building Holidays, and after-hours. Landlord shall provide any additional or replacement access cards for a fee of $10.00 per card.

31.

SIGNAGE:

Landlord, at its sole cost, shall place Tenant’s name on the existing directory sign on the main driveway outside the Building and on the directory sign outside of the center section of the Building, the size, design and location of which shall be in accordance with Exhibit I attached hereto and made part hereof. Such signage shall be non-exclusive and subject to the approvals by applicable public authorities. Notwithstanding anything contained herein to the contrary, Tenant’s rights under this Article shall be null and void and of no further force or effect at such time that Tenant is no longer occupying eighty percent (80%) of the Premises or if Tenant shall be in default under this Lease beyond any applicable notice and cure periods.

32.

OPTION TO RENEW:

(a)

If the term of this Lease shall then be in full force and effect and Tenant is not then in default beyond any applicable notice and cure period, Tenant shall have the option to extend the term of this Lease for a period of five (5) years (the "Renewal Term") commencing on the day immediately following the Expiration Date, provided however that Tenant shall give Landlord notice of its election to extend the term no earlier than fifteen (15) months prior to the Expiration Date nor later than twelve (12) months prior to the Expiration Date of the term. TIME BEING OF THE ESSENCE in connection with the exercise of Tenant's option pursuant to this Article.

(b)

Such extension of the term of this Lease shall be upon the same covenants and conditions, as herein set forth except for the Fixed Basic Rent (which shall be determined in the manner set forth below), and except that Tenant shall have no further right to extend the term of this Lease after the exercise of the single option described in paragraph (a) of this Section. If Tenant shall duly give notice of its election to extend the term of this Lease, the Renewal Term shall be added to and become a part of the Term of this Lease (but shall not be considered a part of the initial Term), and any reference in this Lease to the "Term of this Lease", the "Term hereof", or any similar expression shall be deemed to include such Renewal Term, and, in addition, the term "Expiration Date" shall thereafter mean the last day of such Renewal Term.  Landlord shall have no obligation to perform any alteration or preparatory or other work in and to the Premises or provide a tenant improvement allowance and Tenant shall continue possession thereof in its "as is" condition, but the foregoing shall not affect any of Landlord’s ongoing repair and maintenance obligations as provided in the Lease.

(c)

If Tenant exercises its option for the Renewal Term, the Fixed Basic Rent during the Renewal Term shall be the fair market rent for the Premises, as hereinafter defined, and the Calendar Year for determining the Base Period Costs during the Renewal Term shall be the calendar year in which the Renewal Term shall commence.

(d)

Landlord and Tenant shall use their best efforts, within thirty (30) days after Landlord receives Tenant's notice of its election to extend the Term of this Lease for the Renewal Term ("Negotiation Period"), to agree upon the Fixed Basic Rent to be paid by Tenant during the Renewal Term. If Landlord and Tenant shall agree upon the Fixed Basic Rent for the Renewal Term, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Renewal Term.

(e)

If the parties are unable to agree on the Fixed Basic Rent for the Renewal Term during the Negotiation Period, then within fifteen (15) days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Premises for the Renewal Term. Each such person shall be a real estate broker or appraiser with at least ten years' active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both landlords and Tenants) in the County of Morris, neither of whom has worked for Landlord or Tenant during the preceding five (5) years. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain also the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent.  If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association (the “Association”), upon the application of Landlord or Tenant to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

(f)

After the fair market rent for the Renewal Term has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Renewal Term.

(g)

If the Fixed Basic Rent for the Renewal Term has not been agreed to or established prior to the commencement of the Renewal Term, then Tenant shall pay to Landlord an annual rent ("Temporary Rent") which Temporary Rent shall be equal to one hundred twenty percent (120%) of the Fixed Basic Rent payable by Tenant for the last year of the Term immediately preceding the Renewal Term. Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Tenant shall promptly pay to Landlord the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Landlord shall credit to Tenant's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

(h)

In describing the fair market rent during the Renewal Term, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded (as of the last day of the Term) (for five (5) year leases without renewal options with the Landlord and Tenant each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress) for comparable space in the Building and in comparable office buildings in the County of Morris, and taking into account all relevant factors, including the fact that the Premises are fit for immediate occupancy and use “as-is”, the absence of a tenant allowance or rent concessions.

(i)

The option granted to Tenant under this Article 32 may be exercised only by Tenant, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant's property. Tenant shall have no right to exercise this option subsequent to the date Landlord shall have the right to give the notice of termination referred to in Article 10 of the Lease unless Tenant cures the default within the applicable grace period. Notwithstanding the foregoing, Tenant shall have no right to extend the term if, at the time it gives notice of its election (i) Tenant shall not be in occupancy of at least seventy-five percent (75%) of the Premises or (ii) more than twenty percent (20%) of the Premises shall be the subject of a sublease. If Tenant shall have elected to extend the term, such election shall be (at Landlord’s sole option) deemed withdrawn if, at any time after the giving of notice of such election and prior to the commencement of the Renewal Term, Tenant shall sublease more than twenty percent (20%) of the Premises or assign Tenant’s interest in this Lease.

33.

RIGHT OF FIRST REFUSAL:

(a)

If following the Commencement Date of this Lease Landlord receives a bona fide offer on the contiguous space consisting of approximately 4,538 gross rentable square feet, as identified on Exhibit A attached hereto and made a part hereof, which is currently vacant (the “First Refusal Space”) (which may be written or oral), it being the intention that Landlord not be required to wait until a letter of intent or other written proposal is received by a prospective tenant before Landlord is able to provide such offer to Tenant) and Landlord is willing to accept such offer for the lease of all or any portion of the First Refusal Space, Landlord will give Tenant the right of first refusal to lease the First Refusal Space at the per square foot rent applicable to the Premises including any escalations thereto and upon all other terms applicable to the Premises (except as otherwise provided below). The right of first refusal will be effected by Landlord giving Tenant written notice of the particular offer received by Landlord requiring Tenant to accept the offer within ten (10) days after Tenant’s receipt of such notice (time being of the essence). If the offer is not accepted by Tenant within the ten (10) day period (time being of the essence), Tenant shall have no further rights under this Article 33 and Landlord will have the right to lease the First Refusal Space and upon such terms and conditions as Landlord shall deem in its best interests free of the rights of Tenant under this Article 33. In the event Tenant exercises their right pursuant to this Article 36, Landlord shall prepare the First Refusal Space for Tenant’s occupancy, at a cost not to exceed $131,602 multiplied by a fraction, the numerator of which is the number of days of the term applicable to the First Refusal Space and the denominator of which shall be 2,705. Landlord represents that no existing tenant in the Building possesses superior rights to the First Refusal Space.

(b)

Tenant’s rights hereunder will expire on the day prior to the twelve (12) month anniversary of the Commencement Date; Any First Refusal Space leased by Tenant will be added to the Premises as of the date Landlord shall substantially complete any work to be performed in the First Refusal Space, and the Fixed Basic Rent and Additional Rent will be adjusted to reflect the Fixed Basic Rent and Additional Rent required to be paid in accordance herewith. Within thirty (30) days following Tenant’s acceptance of the First Refusal Space, Tenant agrees to execute an amendment to this Lease to reflect the addition to the Premises resulting from the exercise of the right of first refusal to lease.

Tenant’s lease of any Space pursuant to this right of first refusal will be on all the terms and conditions set forth in this Lease. Landlord is under no obligation to offer for lease all or any portion of the First Refusal Space to Tenant (unless Tenant accepts Landlord’s offer to lease same, which offer Landlord is required to make pursuant to this Article 33) or any other person.

(c)

The option granted to Tenant under this Article 33 may be exercised only by Tenant, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant's property. Tenant shall have no right to exercise any of such options subsequent to the date Landlord shall have the right to give the notice of termination referred to in Article 10 of the Lease. Notwithstanding the foregoing, Tenant shall have no right to exercise the option granted to Tenant hereunder if, at the time it gives notice of such election (i) Tenant shall not be in occupancy of substantially all of the Premises or (ii) the Premises shall be subject to a sublease. If Tenant shall have elected to exercise its option hereunder, such election shall be (at Landlord’s option) deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the First Refusal Space, Tenant shall sublease the Premises or assign Tenant’s interest in this Lease.

d)

Following the expiration of the 12-month period referenced in Section 33(b) above, if Landlord decides at any time thereafter to lease the First Refusal Space, then Landlord will notify Tenant of the availability of same. The foregoing shall not be deemed an option or a right of first refusal in connection with the lease of the First Refusal Space, it being the intention of the parties that the purpose of this Section 33(d) is to provide Tenant with notice of Landlord’s intention to lease the First Refusal Space and an opportunity to negotiate with Landlord for same.

34.

GENERATOR:

Landlord shall, as part of the Work (as defined in Exhibit C attached hereto and made part hereof) perform the work necessary to connect the equipment located in Tenant’s IT Room to the back-up generator servicing the Building (“Generator”). In no event shall the Tenant’s IT equipment place a load of greater than 11 KW upon the Generator. The Generator shall be in good operating condition during the Term of the Lease and any extension thereof. Except as otherwise set forth herein, Landlord is under no obligation to perform any work or provide any materials to prepare the Generator for Tenant. Tenant shall not make any alterations, improvements or additions to the Generator. Landlord shall maintain and repair the Generator. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be liable, under any circumstances, except to the extent arising from the gross negligence or willful misconduct of Landlord, its agents, servants or invitees, for loss of or injury to Tenant or to Tenant’s property, however occurring, through or in connection with or incidental to the operation or use of the Generator, but in no event for any interruption to Tenant’s business, however occurring. Tenant shall pay Landlord, Tenant’s pro-rata share of all costs incurred by Landlord for the repair and maintenance of the Generator, as well as Tenant’s pro-rata share of the cost to provide fuel to the Generator. Such costs shall be due and payable as Additional Rent upon Landlord’s demand therefore. For purposes hereof Tenant’s pro-rata share shall be deemed to be .88% (Tenant’s KW/1250 KW). Tenant shall have the right, subject to Landlord’s prior written approval to increase it’s load upon the back-up generator, but in no event more than 22 KW, such increase being subject to the availability of such additional KWs. Landlord reserves the right to refuse any proposed KW load increase by Tenant in the event that Landlord shall determine, in its sole discretion, that such increase will impair any emergency or life safety equipment in the Building.

Landlord shall maintain the Generator and related equipment and perform Building standard testing with respect thereto. Building standard testing shall consist of running the Generator under no-load conditions monthly and performing an annual “pull-the-plug” test. The cost of such maintenance and testing shall be billed to Tenant in accordance with the immediately preceding paragraph. If Tenant requires additional testing of the Generator after the Commencement Date, all costs of same, (i.e. incremental costs of labor, materials, and fuel) shall be solely borne by Tenant as a direct expense. Tenant has the right to run or cause Landlord to run the Generator during any utility failure or other emergency. If Landlord decides not to run the Generator during said periods, Tenant shall reimburse Landlord, within thirty (30) days of billing, for all of the costs to run the Generator during said periods.

35.

ROOF RIGHTS

Without limiting any other provision of this Lease, Tenant shall have the non-exclusive right to install one satellite dish (collectively, the “Dish”) not to exceed 36 inches in diameter on the roof of the Building (including necessary connection to the Premises) for use by Tenant, provided any such installations shall be subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such facilities shall be installed in accordance with all applicable laws and building codes. The Dish shall be screened to Landlord’s reasonable satisfaction. Tenant shall remove such facilities at the expiration or earlier termination of the Lease; provided Tenant shall repair any damage to the roof caused by such removal. Prior to making any installations on the roof of the Building, Tenant shall use a roofing contractor for all work to be performed by Tenant on the roof of the Building approved by Landlord, which approval shall not be unreasonably withheld.

Tenant shall furnish detailed plans and specifications for the Dish (or any modifications thereof) to Landlord for its approval. The parties agree that Tenant’s use of the rooftop of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person for any use including installation of other satellite dishes, antennas and support equipment. Tenant shall use its reasonable efforts to ensure that its use of the rooftop does not impair such other person’s data transmission and reception via its respective antennas and support equipment, and Landlord shall use commercially reasonable efforts to ensure that any subsequent rooftop user does not impair Tenant’s data transmission and reception via its antenna and support equipment. If Tenant’s construction, installation, maintenance, repair, operation or use of the Dish shall interfere with the rights of Landlord (including, without limitation, Landlord’s right to reasonably use the remainder of the roof) or other tenants in the Building, Tenant shall cooperate with Landlord or such other tenants in eliminating such interference; provided, however, the cost of remedying such interference shall be borne by the party which is suffering such interference, unless such party was using the roof in the manner suffering such interference prior to the use of the Dish causing such interference by Tenant, in which case the cost of remedying such interference shall be borne by Tenant. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins construction and installation of the Dish, such supplementary insurance with respect to the Dish as Landlord may reasonably require, provided that the same shall not be in excess of that which would customarily be required from time to time by Landlords of buildings of similar class and character in Morris County, New Jersey with respect to similar installations.

In connection with the installation, maintenance and operation of the Dish, Tenant, at Tenant’s sole cost and expense, shall comply with all legal requirements and shall procure, maintain and pay for all permits required therefor, and Landlord makes no warranties whatsoever as to the permissibility of a Dish under applicable legal requirements or the suitability of the roof of the Building for the installation thereof. If Landlord’s structural engineer deems it advisable that there be structural reinforcement of the roof in connection with the installation of the Dish, Landlord shall perform same at Tenant’s cost and expense and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Dish shall be subject to the provisions of Articles 4 and 5 applicable to alterations and installations. For the purpose of installing, servicing or repairing the Dish, Tenant shall have access to the rooftop of the Building, upon reasonable notice to Landlord, and Landlord shall have the right to require, as a condition to such access, that Tenant (or its employee, contractor or other representative) at all times be accompanied by a representative of Landlord. Tenant shall pay for all electrical service required for Tenant’s use of the Dish, in accordance with the provision set forth in Exhibit H hereof.

Tenant, at its sole cost and expense, shall promptly repair any and all damage to the rooftop or to any other part of the Building caused by the installation, maintenance and repair, operation or removal of the Dish. Tenant shall be responsible for all costs and expense for repairs of the roof which result from Tenant’s use of the roof for the construction, installation, maintenance, repair, operation and use of the Dish. All installations made by Tenant on the rooftop or in any other part of the Building pursuant to the provisions of this Article 35 shall be at the sole risk of Tenant, and neither Landlord, nor any agent or employee of Landlord, shall be responsible or liable for any injury or damage to, or arising out of, the Dish. Tenant’s indemnity under Article 23 shall apply with respect to the installation, maintenance, operations, presence or removal of the Dish by Tenant.

Upon the expiration of the Term, the Dish shall be removed by Tenant at its sole cost and expense, and Tenant shall repair any damage to the rooftop or any other portions of the Building to substantially their condition immediately prior to Tenant’s installation of the Dish (ordinary wear and tear excepted).

Notwithstanding anything to the contrary contained in this Article 35, Landlord shall have the right, at Landlord’s expense, on not less than thirty (30) days’ prior notice, to relocate the Dish to another location on the roof of the Building, such expense to include, without limitation, the removal of the existing Dish, the purchasing of labor, materials and equipment necessary for the relocation thereof and the reinstallation of the Dish at such other location as reasonably designated by Landlord on the roof of the Building, provided that Landlord does not, except if work is reasonably required to be performed on the roof or in the Building, either materially interfere with or adversely affect the receipt of and/or transmittal of microwaves or other similar signals, and Tenant shall cooperate in all reasonable respects with Landlord in any such relocations; provided, however, that if such relocation is done pursuant to any legal requirement, the cost thereof shall be borne by Tenant (unless such legal requirement relates to, or results from, other actions taken, or permitted to be taken, by Landlord, in which event Landlord shall bear all of the costs and expenses of such relocation).

The rights granted in this Article 35 are given in connection with, and as part of the rights created under this Lease and are not separately transferable or assignable.

If the installation of the Dish or act or omission relating thereto should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result of such impairment or limitation.

36.

BUILDING AMENITIES:

The parties acknowledge and agree that the existence of certain Building amenities are a material inducement for Tenant’s decision to enter into this Lease. Accordingly, Landlord shall ensure that throughout the Term of this Lease: (i) the Main Café will be open for breakfast and lunch on a daily basis, other than on Saturdays, Sundays and Building Holidays, during hours designated by Landlord in the exercise of its commercially reasonable judgment; (ii) the fitness center will be available for use by Tenant’s employees, at no cost to Tenant or such employees, five (5) days per week and that “grab-n-go” food service will be available on a daily basis, other than on Saturdays, Sundays and Building Holidays from 9:00 a.m. to 4:30 p.m. Landlord shall make arrangements with a vendor to provide soft drink and pre-packaged snack vending machines in the Building, the type and location of which shall be at Landlord’s sole discretion.

EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under this Lease, or make any claim that this Lease is invalid or unenforceable, due to any failure of this document to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

This Lease may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Lease, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Lease agreement. Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Lease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

THE PARTIES to this Lease have executed and delivered this Lease as of the date set forth above.

LANDLORD:

TENANT:

KEMBLE PLAZA II REALTY L.L.C.

COVER-ALL TECHNOLOGIES, INC.

By:

Mack-Cali Realty, L.P, member

By:

Mack-Cali Realty Corporation, its general

partner

By:

/s/ Diane L. Chayes

By:

/s/ John Roblin

Diane L. Chayes

Name: John Roblin

First Vice President of Leasing

Title: CEO

Exhibit A

EXHIBIT A-1

Exhibit: A-1

2 Reserved Parking Spaces
BLOCK 6101
LOT 1
GENERAL NOTES
CERTIFICATION
PROPERTY DESCRIPTION
PARKING
LEGEND
DISPOSITION OF EXCEPTIONS FROM SCHEDULE 'B'
KENNY L. KENNON, P.L.S.
PROFESSIONAL LAND SURVEYOR LICENSE NO. 37195
10-31-97
KEMBLE PLAZA II
BLOCK 6101 - LOT 1
MORRIS TOWNSHIP
MORRIS COUNTY, NEW JERSEY
KSS
KENNON SURVEYING SERVICES INC.
1 OF 1

23

EXHIBIT B

RULES AND REGULATIONS

1.

OBSTRUCTION OF PASSAGEWAYS: Tenant will not: (i) obstruct the sidewalks, entrance(s), passages, courts, elevators, vestibules, stairways, corridors and other public parts of the Building, or (ii) interfere with the ability of Landlord and other tenants to use and enjoy any of these areas, and (iii) use them for any purpose other than ingress and egress.

2.

WINDOWS: Tenant will not cover or obstruct windows in the Premises. No bottles, parcels or other articles will be placed on the windowsills, in the halls, or in any other part of the Building other than the Premises. No article will be thrown out of the doors or windows of the Premises.

3.

PROJECTIONS FROM BUILDING: No awnings, air-conditioning units or other fixtures will be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without the prior written consent of Landlord.

4.

SIGNS: Tenant will not affix any sign or lettering to any part of the outside of the Premises, or any part of the inside of the Premises so as to be visible from the outside of the Premises (exclusive of normal wall hangings and art work typical of a first-class office space), without the prior written consent of Landlord. However, Tenant will have the right to place its name on any door leading into the Premises, the size, color and style thereof to be subject to the Landlord’s approval. Tenant’s name will be placed on the Building main directory and the sign located in the lobby. Tenant will not have the right to have additional names placed on the Building directory without Landlord's prior written consent.

5.

FLOOR COVERING: Tenant will not lay linoleum or other similar floor covering so that the same will come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt will first be fixed to the floor by a paste or other material that may easily be removed with water. The use of cement or other similar adhesive material for this purpose is expressly prohibited.

6.

INTERFERENCE WITH OCCUPANTS OF BUILDING: Tenant will not make, or permit to be made, any unseemly or disturbing noises or odors and will not interfere with other tenants or those having business with them. Tenant will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7.

LOCK KEYS: No additional locks or bolts of any kind will be placed on any of the doors or windows by Tenant. Tenant will, on the expiration or earlier termination of Tenant’s tenancy, deliver to Landlord all keys to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant will pay to Landlord the cost thereof. Tenant, before closing and leaving the Premises, will ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 will be deemed to prohibit Tenant from installing a security system within the Premises, provided: (1) Tenant obtains Landlord’s consent which will not be unreasonably withheld or delayed; (2) Tenant supplies Landlord with copies of the plans and specifications of the system; (3) such installation will not damage the Building or any Common Facilities; (4) all costs of installation and removal (if required by Landlord) will be borne solely by Tenant; and (5) Landlord is afforded the security code or other means of access to the Premises for purposes permitted under the Lease.

8.

CONTRACTORS: Tenant will not enter into any contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service, nor will Tenant install or cause to be installed any machine of any kind (other than customary office equipment) in the Premises, other portions of the Building or the Real Property without the prior written consent of the Landlord. Tenant will not employ any persons other than Landlord’s janitors for the purpose of cleaning the Premises without the prior written consent of Landlord. Landlord will not be responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

9.

PROHIBITED ON PREMISES: Tenant will not conduct, or permit any other person to conduct, any auction upon the Premises, nor will Tenant manufacture or store, or permit others to manufacture or store, goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage in customary amounts of ordinary office supplies to be used by Tenant in the conduct of its business. Tenant will not permit the Premises to be used for gambling.  Tenant will not permit any portion of the Premises to be occupied as an office for a public stenographer or public typewriter, or for the manufacture or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop or for any medical use, including medical testing on humans or animals. Canvassing, soliciting and peddling at the Real Property are prohibited, and Tenant will cooperate to prevent the same. No bicycles, vehicles or animals of any kind will be brought into or kept in or about the Real Property, except guide dogs.

10.

PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities will not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind will be thrown into them. Waste and excessive or unusual amounts of electricity or water use is prohibited. When electric or communications wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except by prior written consent of Landlord, and will be done by contractors approved by Landlord. Landlord agrees that Tenant’s customary office equipment will not be deemed to consume excessive amounts of electricity.

11.

MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to the manager of the Building. The persons employed by Tenant for such work must be reasonably acceptable to Landlord and provide liability insurance reasonably satisfactory to Landlord. Tenant may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards, and for any other

Exhibit B – Page 1 of 2

expenses occasioned by such activity of Tenant. If, at least three (3) days prior to such activity, Landlord requests that Tenant deposit with Landlord a sum which Landlord reasonably estimates to be the amount of such additional cost, the Tenant will deposit such sum with Landlord as security for such cost. There will not be used in the Building or Premises, either by Tenant or by others, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

12.

SAFES AND OTHER HEAVY EQUIPMENT: Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute their weight properly and to prevent any unsafe condition from arising. Tenant will not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry or which is allowed by law.

13.

ADVERTISING: Landlord may prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

14.

NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Landlord will not be responsible to Tenant for non-observance or violation of any of these rules and regulations by any other tenant, provided same uniformly apply to all tenants and are enforced in a non-discriminatory manner.

15.

AFTER HOURS USE: Landlord reserves the right to exclude from the Building during Building Hours and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Tenant. Each Tenant will be responsible for all persons for whom such a pass is issued and will be liable to the Landlord for the acts of such persons.

16.

RESERVATION OF RIGHTS: Landlord reserves to itself any and all rights not granted to Tenant hereunder, including the following:

a)

the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purposes;

b)

the right to change the name or address of the Building, without incurring any liability to Tenant for doing so, but Landlord shall provide Tenant with at least sixty (60) days’ notice thereof;

c)

the right to install and maintain signs on the exterior of the Building;

d)

the exclusive right to use and/or allow others to use the roof of the Building;

e)

the right to limit the space on the directory of the Building to be allotted to Tenant, provided Tenants’’ right to be named on the directory pursuant to this Lease are not diminished; and

f)

the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

17.

HEALTH AND SAFETY: Subject to Article 4 of the Lease, Tenant will be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Legal Requirements applicable to the Premises and/or Tenant’s use and occupancy of the Premises.

-- END --

Exhibit B – Page 2 of 2

EXHIBIT C

WORKLETTER AGREEMENT

[OMITTED]

Exhibit C – Page 1 of 4

EXHIBIT D

CLEANING SERVICES

(Five Nights Per Week)

TENANT'S PREMISES

 1.

Vacuum clean all carpeted areas.

 2.

Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary, including the kitchen facilities.

 3.

All office furniture such as desks, chairs, files, filing cabinets, etc. will be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Tenant’s personal property including but not limited to plants.

 4.

Empty wastepaper baskets and remove waste to designated areas.

 5.

All vertical surfaces within arms reach will be spot cleaned to remove finger marks and smudges.  Baseboard and window sills are to be spot cleaned whenever necessary.

 6.

All cleaning of cafeterias, vending areas, kitchen facilities (except as provided above) and restrooms exclusively serving the Premises are excluded. Tenant may make necessary arrangements for cleaning these areas directly with Landlord's cleaning maintenance company.

 7.

Cleaning hours will be Monday through Friday between 5:30 p.m. and 11:00 p.m.

 8.

No cleaning service is provided on Saturday, Sunday and Building Holidays.

9.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenant is responsible to place such unusual refuse in trash dumpster.

10.

Cleaning maintenance company will neither remove nor clean tea, office cups or similar containers. If such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned. Landlord will not be responsible for any stained carpet caused from liquids leaking or spilling from Tenant’s wastebaskets.

11.

Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded, provided, however, that upon the request of Tenant, Landlord’s cleaning maintenance company will, at Tenant’s sole cost and expense, clean such glass doors and partitions .

COMMON AREAS

 1.

Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2.

Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

 3.

Sweep and/or wet mop all resilient tile flooring. Clean hard surface floors such as quarry tile, etc..

 4.

Wash, clean and disinfect water fountains.

 5.

Clean all elevator cabs and stairwells.

 6.

Lavatories -- Men and Women.

a.

Floors in all lavatories will be wet mopped with a germicidal detergent to ensure a clean and germ free surface.

b.

Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.

c.

Wash and disinfect wash basins and sinks using a germicidal detergent.

d.

Wash and disinfect toilet bowls and urinals.

e.

Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.

f.

Empty and sanitize sanitary disposal receptacles.

g.

Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Landlord or its cleaning contractor.

  7.

Clean all air ventilation grill work in ceilings.

Exhibit D – Page 1

EXHIBIT E

BUILDING HOLIDAYS

BUILDING CLOSED

* NEW YEAR'S DAY *

* MEMORIAL DAY *

* INDEPENDENCE DAY *

* LABOR DAY *

* THANKSGIVING DAY *

* CHRISTMAS DAY *

-- END --

Exhibit E – Page 1

EXHIBIT F

COMMENCEMENT DATE AGREEMENT

THIS AGREEMENT IS SUBJECT TO MODIFICATION BY THE PARTIES IN ORDER TO ACCURATELY REFLECT THEN EXISITNG CIRCUMSTANCES

1.0

PARTIES

THIS AGREEMENT made the _________day of ________, 2012 is by and between ________________ (“Landlord ”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, P.O. Box 7817, Edison, New Jersey 08818-7817 and _________________________ (“Tenant”) whose address is ________________________________________.

2.0

STATEMENT OF FACTS

2.1

Landlord and Tenant entered into a Lease dated ____________, 2012 (referred to as the “Lease” in this Agreement) setting forth the terms of occupancy by Tenant of approximately _______ gross rentable square feet on the _____ (___) floor (referred to as the “Premises” in this Agreement) at _____________________________ (referred to as “Building” in this Agreement); and

2.2

The Commencement Date of the Term of the Lease has been determined in accordance with the provisions of Article 20 of the Lease.

3.0

STATEMENT OF TERMS

The parties conclusively agree that they have received good and valuable consideration for making the following agreements:

3.1

The Commencement Date of the Term of the Lease is __________, 2012 and the Expiration Date of the Term is _____________, 2012, (unless Tenant exercises its option to renew the Lease) and Articles 4 and 6 of the Basic Lease Provisions are modified accordingly.

3.2

Tenant represents and warrants to Landlord that (i) there exists no default under the Lease either by Tenant or Landlord; and (ii) there exists no offset, defense or counterclaim to Tenant’s obligations under the Lease.

3.3

This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease.

EXCEPT as modified in this Agreement, the Lease will remain in full force and effect as if the same were set forth in full in this Agreement, and Landlord and Tenant ratify and confirm all the terms and conditions of the Lease as modified by this Agreement.

THIS AGREEMENT will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the failures described above.

Landlord and Tenant have executed this Agreement as of the date and year first above written and represent and warrant to each other that the individual signing this Agreement on its behalf possesses the requisite authority to sign this Agreement.

LANDLORD

TENANT

By:

____________________________________________________________

By:

________________________________________________________

Name:

Name:

Title:

Title:

Exhibit F – Page 1

EXHIBIT G

TAX AND OPERATING COST RIDER

Tenant will pay in addition to the Fixed Basic Rent provided in this Lease, Additional Rent to cover Tenant’s Percentage of the increased cost to Landlord, for each of the categories enumerated in this Exhibit, over the “Base Period Costs” for these categories.

a.

Operating Cost Escalation – Commencing on January 1, 2014, if the Operating Costs incurred for the Real Property for any Lease Year or Partial Lease Year during the Term will be greater than the Base Operating Costs (reduced proportionately to correspond to the duration of periods less than a Lease Year), then Tenant will pay to Landlord, as Additional Rent, Tenant's Percentage of all such excess Operating Costs. Operating Costs will include, by way of illustration and not of limitation: personal property taxes; management fees as are reasonable and customary in the Morris County area; labor for Building personnel up to the level of Senior Property Manager, including all wages and salaries; social security and other taxes which may be levied against Landlord upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; tools and equipment (which are not required to be capitalized for federal income tax purposes); trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (collectively referred to as the “Operating Costs” in this Lease); but not including any expense that would otherwise be included as part of the management fee billed hereunder; depreciation of Building or equipment; interest, ground rent, financing costs or debt service costs; income or excess profits taxes; costs of maintaining the Landlord’s corporate existence; franchise taxes; costs and expenses which are attributable to repairs or replacements to the extent covered by insurance or warranties, or are otherwise paid for by a third party; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs at the Real Property, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any Legal Requirement, and in either event the costs thereof shall be included to the extent set forth herein below; operating reserves; any repairs or replacements necessitated by Landlord’s negligence or willful acts; Real Estate Taxes; brokerage expenses, marketing expenses, work done to prepare space for tenant occupancy, rent concessions, construction allowances; services provided for a particular tenant or occupant of the Building but not otherwise available to all tenants of the Building; costs of complying with Legal Requirements, except as expressly permitted herein; interest, late charges or penalties incurred as a result of Landlord’s failure to pay bills in a timely manner; the cost of investigating, monitoring or remedying any environmental condition or hazardous substances (excluding routine monitoring); any expenses which are included within any other charge payable under this Lease; expenses related to the operation, repair and maintenance of any cafeteria or other, similar type of Building amenity (excluding the fitness center); costs incurred in connection with lawsuits or other legal actions (including, without limitation, arbitrations and mediations) instituted or defended by Landlord; and costs and expenses payable to Landlord or any affiliate of Landlord, to the extent that such costs and expenses exceed competitive costs and expenses for materials and services by unrelated persons or entities of similar skill and experience. If any of the goods or services to be provided by Landlord are provided to buildings and properties other than the Real Property, then Landlord shall make an equitable allocation of such goods and services among all of the buildings and properties benefiting from such goods and services, and only the portion allocable to the Real Property shall be included in Operating Costs.

If any item within the definition of Operating Costs is capitalized under generally accepted accounting principles, then: (A) the cost of any such item shall only be included in Operating Costs if such repair, replacement or improvement (i) is necessary to comply with any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, which is enacted or promulgated after the date hereof, (ii) is reasonably intended to reduce Operating Costs, or (iii) constitutes a replacement which in Landlord's reasonable judgment is economically prudent to make in lieu of repairs; (B) the cost thereof shall be amortized on a straight-line basis over the lesser of ten (10) years, or the useful life of such item; and (C) there shall be included in Operating Costs in each Lease Year such portion of the amortization period which occurs during the Term; provided, however, that all amounts thereof included in Operating Costs in any Lease Year subsequent to the year paid shall have added thereto interest (at the rate equal to two (2) percentage points in excess of the prime rate as established by Chase Manhattan Bank, or its successor) from the date Landlord incurred such cost.

b.

Fuel, Utilities and Electric Cost Escalation – Commencing January 1, 2014, if utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, including all leased and leasable areas (not separately billed or metered within the Building), and Common Facilities electric, lighting, water, sewer and other utilities for the Building and other portions of the Real Property (collectively referred to in this Lease as “Utility and Energy Costs”), for any Lease Year or Partial Lease Year during the Term will be greater than the Base Utility and Energy Costs (reduced proportionately to correspond to the duration of periods less than a Lease Year), then Tenant will pay to Landlord as Additional Rent, Tenant’s Percentage of all such excess Utility and Energy Costs.

c.

Tax Escalation – Commencing January 1, 2014, if the Real Estate Taxes for the Real Property for any Lease Year or Partial Lease Year during the Lease Term will be greater than the Base Real Estate Taxes (reduced proportionately to correspond to the duration of periods less than a Lease Year), then Tenant will pay to Landlord as Additional Rent, Tenant’s Percentage of all such excess Real Estate Taxes.

As used in this Lease, “Real Estate Taxes” mean the property taxes and assessments imposed upon the Building and other portions of the Real Property, or upon the rent payable to the Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or

Exhibit G - Page 1 of 3

charges levied, imposed or assessed against the Real Property by any taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax will be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax will be deemed to be a Real Estate Tax for purposes of this Lease, but only to the extent that any such tax is solely applicable to commercial property owners and the same would be payable if the Real Property was the only property of Landlord subject to such alternate tax.

Real Estate Taxes shall not include: (i) any payment or interest for late payment of Real Estate Taxes, except to the extent imposed upon timely payments of assessments that may be, and are in fact, paid in installments; (ii) any assessments, bonds, impact fees, or special assessments or fees in connection with any increase in the square footage of the Building; (iii) any increase in Real Estate Taxes due to any increase in the square footage of the Building or renovation of the Building (except increases due solely to, and as a direct result of, the overall, general “face lift” type renovations made to the entire Real Property); (iv) estate, inheritance, succession, capital levy, corporate franchise, gross sales, transfer or income taxes of Landlord, or a tax increase by virtue of a transfer (such as, for example, pursuant to California’s so called Proposition 13); and (v) expenses included within any other charge payable under this Lease.

Landlord, will have the exclusive right, but not the obligation, to contest or appeal any Real Estate Tax assessment levied on all or any part of the Real Property. All refunds, rebates and discounts received by Landlord in connection with Real Estate Taxes shall be deducted prior to the calculation of Tenant’s Percentage thereof, after deducting there from any costs incurred by Landlord in obtaining same (to the extent not already included in Real Estate Taxes). In the event Landlord receives any refund of Real Estate Taxes as a result of Landlord’s negotiating, appealing, or contesting the same, Landlord shall promptly pay to Tenant, Tenant’s Percentage of the refund after deducting therefrom any costs incurred by Landlord in obtaining same, except to the extent any such cost was not already billed to Tenant hereunder.

To the extent Real Estate Taxes includes any assessments, each assessment shall be deemed to be payable in as many installments as is lawful, and only the installments due during any calendar year shall be included in Real Estate Taxes for that calendar year.

.

d.

Insurance Cost Escalation – Commencing January 1, 2014, if the Insurance Costs for the Real Property for any Lease Year or Partial Lease Year during the Term will be greater than the Base Insurance Costs (reduced proportionately to correspond to the duration of periods less than a Lease Year), Tenant will pay to Landlord as Additional Rent for each Lease Year or Partial Lease Year, Tenant’s Percentage of such excess Insurance Costs.

As used in this Lease, “Insurance Costs” mean all fire and other insurance costs, together with any commercially reasonable deductibles, incurred by Landlord in connection with its operation and maintenance of the Real Property for any Lease Year or Partial Lease Year during the Term.

e.

Lease Year -- As used in this Lease, Lease Year will mean a calendar year. Any portion of the Term which is less than a Lease Year, that is, from the Commencement Date through the following December 31, and from the last January 1 falling within the Term to the end of the Term, will be deemed a “Partial Lease Year”. Any reference in this Lease to a Lease Year will, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

f.

Payment – Commencing January 1, 2014, prior to each Lease Year, Landlord will give Tenant an estimate of amounts payable under this Rider for such Lease Year or Partial Lease Year. By the first day of each month during such Lease Year or Partial Lease Year, Tenant will pay Landlord one-twelfth (1/12th) of the estimated amount. If, however, the estimate is not given before such Lease Year or Partial Lease Year begins, Tenant will continue to pay by the first day of each month on the basis of last year’s estimate, if any, until the month after the new estimate is given. As soon as practicable after each Lease Year or Partial Lease Year ends, Landlord will give Tenant a statement (the “Statement”) showing the actual amounts payable by Tenant under this Rider for such Lease Year. If the Statement shows that the actual amount Tenant owes for such Lease Year or Partial Lease Year is less than the estimated amount paid by Tenant during such Lease Year or Partial Lease Year, Landlord, at its option, will either return the difference or credit the difference against the next succeeding payment(s) of Additional Rent. If the Statement shows that the actual amount Tenant owes is more than the estimated Additional Rent paid by Tenant during such Lease Year or Partial Lease Year, Tenant will pay the difference within thirty (30) days after the Statement is delivered to Tenant.

g.

Books and Reports -- Landlord will maintain books of account which, provided that Tenant has not breached this Lease, will be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such Operating, Utility and Energy, Insurance and Real Estate Tax Costs have, in fact, been paid or incurred. Tenant's representatives will mean only (i) Tenant’s employees or (ii) a qualified professional, and neither Tenant’s employees nor any qualified professional will be permitted to perform such inspection and/or audit on a contingency basis or for any other tenant in the Building. At Landlord’s request, Tenant and/or Tenant’s qualified professional will execute a confidentiality agreement reasonably acceptable to Landlord prior to any examination of Landlord’s books and records. In the event Tenant disputes any one or more of such charges, Landlord will work with Tenant in good faith to resolve such dispute with Landlord, provided that if such dispute is not satisfactorily settled between Landlord and Tenant within thirty (30) days, then upon request of either party, the dispute will be referred to an independent certified public accountant to be mutually agreed upon to arbitrate the dispute, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the

Exhibit G - Page 2 of 3

dispute will be final and binding upon both parties, who will jointly share any cost of such arbitration. Pending resolution of the dispute, the Tenant will pay to Landlord the sum so billed by Landlord, subject to its ultimate resolution as set forth above. The arbitration mechanism set forth above shall be the sole process available to resolve such disputes. If, based upon Tenant’s inspection, it is determined (either by agreement of the parties or by a final unappealable arbitration award) that based upon Landlord's books and records for Operating Costs, Real Estate Taxes and Insurance Costs for any Lease Year, the aggregate sum paid by hereunder in such Lease Year exceeded Tenant’s aggregate sum of actual Operating Costs, Real Estate Taxes and Insurance Costs for such Lease Year by more than five percent (5%), then Landlord will reimburse Tenant for the actual reasonable out-of-pocket costs it incurred to outside, independent auditors to conduct such inspection, such cost not to exceed $3,500.00. Such reimbursement shall be made within thirty (30) days after demand based upon reasonable substantiation by Tenant of such costs.  If Tenant is entitled to a refund on account of any overpayment, then, at Landlord’s option, the overpayment shall be either refunded directly to Tenant or applied against future payment(s) of Additional Rent.

h.

Right of Review -- Once Landlord will have finally determined the Operating, Utility and Energy, Insurance or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Tenant will only be entitled to dispute such charge for a period of twelve (12) months after Tenant’s receipt of the year-end statement with respect to same, and Tenant specifically waives any right to dispute any such charge any time after the expiration of said twelve (12) month period.

i.

Occupancy Adjustment -- If the Building is less than ninety-five percent (95%) occupied during the Calendar Year or during any Lease Year or Partial Lease Year subsequent to the Calendar Year, then the Operating Costs and Utility and Energy Costs will be adjusted during the Calendar Year and the Operating Costs and Utility and Energy Costs will be adjusted during any such Lease Year or Partial Lease Year so as to reflect ninety-five percent (95%) occupancy. The aforesaid adjustment will only be made with respect to those items that are in fact affected by variations in occupancy levels.

j.

The parties agree that Tenant’s Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Tenant (including an allocable share of all Common Facilities) [the numerator] as compared with the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Real Property) [the denominator] measured outside wall to outside wall, but excluding therefrom any storage areas. Landlord shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings in the Real Property for such purposes as Landlord may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Real Property shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in subparagraph a. is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Tenant’s proportionate share for such service and/or utility shall be separately computed, and the Base Period Costs for such item shall not include any charges attributable to said square footage. Tenant understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%). Notwithstanding the foregoing, in no event will Tenant’s Percentage ever be less than 4.93%, unless the square footage of the Premises is decreased pursuant to mutual agreement by Landlord and Tenant..

k.

If Landlord fails to render a statement of any item of Additional Rent for any Lease Year within twenty-four (24) months after the expiration of such Lease Year, Landlord shall be deemed to have waived any right to collect such item of Additional Rent not so billed for such Lease Year, provided that nothing contained herein shall be deemed a waiver of Landlord’s right to bill and collect any item of Additional Rent for any future Lease Years, subject to this subparagraph k.

− END −

Exhibit G - Page 3 of 3

EXHIBIT H

ELECTRICITY RIDER

(a)

Electricity shall be supplied to the Premises during the term in accordance with the provisions of paragraph (c) of this Rider. However, at any time and from time to time during the term hereof, provided it is then permissible under the provisions of legal requirements, Landlord shall have the option to have electricity supplied to the Premises in accordance with paragraph (d) of this Rider.

(b)

For the purposes of this Rider:

(i)

The term "Electric Rate" shall mean the Service Classification pursuant to which Tenant would purchase electricity directly from the utility company servicing the Building, provided, however, at no time shall the amount payable by Tenant for electricity be less than Landlord's Cost per Kilowatt and Cost per Kilowatt Hour (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and demand, energy, losses, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof.

(ii)

The term "Cost per Kilowatt Hour" shall mean the total cost for electricity incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Landlord during such period.

(iii)

The term "Cost per Kilowatt" shall mean the total cost for demand incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, demand, and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Landlord during such period.

(c)

(i) Landlord shall supply electricity to service the Premises on a “check meter” basis, and Tenant shall pay to Landlord, as Additional Rent, the sum of (y) an amount determined by applying the Electric Rate or, at Landlord's election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Tenant's consumption of and demand for electricity within the Premises as recorded on the meter servicing the Premises, and (z) the actual administrative costs incurred by Landlord in supplying electricity on a “check metered” basis (such combined sum being hereinafter called "Electric Rent"). Except as set forth in the foregoing clause (z), Landlord will not charge Tenant more than the Electric Rate or, at Landlord's election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this paragraph. All costs incurred by Landlord to install the check meter(s) and any other equipment necessary to enable Tenant to obtain electricity from Landlord on a check meter basis shall be paid by Landlord.

(ii)

Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter shall be computed and billed separately in accordance with the provisions hereinabove set forth.

(iii)

Tenant shall pay to Landlord, on account of the Electric Rent payable pursuant to this paragraph (c), the annual sum of $1.80 per square foot of Rentable Area ("Estimated Electric Rent"), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).

(iv)

From time to time during the term, the Estimated Electric Rent may be adjusted by Landlord on the basis of either Landlord's reasonable estimate of Tenant's electric consumption and demand (if at any time the meter(s) servicing the Premises are inoperative) or Tenant's actual consumption of and demand for electricity as recorded on the meter(s) servicing the Premises, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

(v)

Subsequent to the end of each calendar year during the Term, or more frequently if Landlord shall elect, Landlord shall submit to Tenant a statement of the Electric Rent for such year or shorter period together with the components thereof, as set forth in clause (i) of this paragraph (c) ("Electric Statement"). To the extent that the Estimated Electric Rent paid by Tenant for the period covered by the Electric Statement shall be less than the Electric Rent as set forth on such Electric Statement, Tenant shall pay Landlord the difference within 30 days after receipt of the Electric Statement. If the Estimated Electric Rent paid by Tenant for the period covered by the Electric Statement shall be greater than the Electric Rent as set forth on the Electric Statement, such difference shall be credited against the next required payment(s) of Estimated Electric Rent. If no Estimated Electric Rent payment(s) shall thereafter be due, Landlord shall pay such difference to Tenant.

(vi)

For any period during which the meter(s) servicing the Premises are inoperative, the Electric Rent shall be determined by Landlord, based upon its reasonable estimate of Tenant's actual consumption of and demand for electricity, and the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

(d)

If Landlord discontinues furnishing electricity to the Premises pursuant to paragraph (c) of this Rider, Tenant shall make its own arrangements to obtain electricity directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Tenant directly to such utility company. Landlord shall permit its electric feeders, risers and wiring serving the Premises to be used by Tenant, to the extent available, safe and capable of being used for such purpose. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Tenant to obtain electricity of substantially the same quality and character, shall be installed by Landlord at Tenant's cost and expense.

(e)

Bills for electricity supplied pursuant to paragraph (c) of this Rider shall be rendered to Tenant at such times as Landlord may elect. Tenant's payments for electricity supplied in accordance with paragraph (c) of this Rider shall be due and payable within 30 days after delivery of a statement therefor, by Landlord to Tenant. If any tax is imposed upon Landlord's receipts from the sale of electricity to Tenant by legal requirements, Tenant agrees that, unless

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prohibited by such legal requirements, Tenant's Percentage of such taxes shall be included in the bills of, and paid by Tenant to Landlord, as Additional Rent.

(f)

Landlord's failure during the term to prepare and deliver any statements or bills under this Rider, or Landlord's failure to make a demand under this Rider, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Rider. Tenant's liability for any amounts due under this Rider shall survive the expiration or sooner termination of the Term.

(g)

Tenant's failure or refusal, for any reason, to utilize the electrical energy provided by Landlord, shall not entitle Tenant to any abatement or diminution of Fixed Basic Rent or Additional Rent, or otherwise relieve Tenant from any of its obligations under this Lease.

(h)

If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Landlord for any loss, damage or expense, or to abatement or diminution of Fixed Basic Rent or Additional Rent, or otherwise relieve Tenant from any of its obligations under this Lease, or impose any obligation upon Landlord or its agents. Landlord will use reasonable efforts to insure that there is no interruption in electrical service to Tenant, but in no event shall Landlord be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

(i)

Tenant shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Premises without prior written consent of Landlord in each such instance. Tenant shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Tenant agrees that its use of electricity in the Premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord's judgment, will overload such installations or interfere with the use thereof by other Tenants in the Building. If after the Commencement Date, in Landlord's judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Landlord at Tenant's expense, which shall be chargeable and collectible as Additional Rent and paid within 30 days after the rendition to Tenant of a bill therefor.

(j)

If, after Landlord's initial installation work, (i) Tenant shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Landlord shall determine that the same are necessary and will not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other Tenants or occupants of the Building, or (ii) Landlord shall reasonably determine that the installation of additional risers, feeders or other equipment or service to supply Tenant's electrical requirements is necessary, then and in either of such events Landlord shall cause such installations to be made, at Tenant's sole cost and expense and Tenant shall pay Landlord for such installations, as Additional Rent, within 30 days after submission of a statement therefor.

(k)

Landlord, at Tenant's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Tenant, however, shall have the right to furnish and/or install any or all of the items mentioned in this sub-paragraph (k).

(l)

Interruption or curtailment of electrical service hereunder, if caused by Force Majeure, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Landlord fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Tenant’s consent or caused by misuse or neglect by Tenant, or Tenant’s Agents, there shall be a proportionate abatement of Fixed Basic Rent and Additional Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event, shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure.

Exhibit H - Page 2 of 2

EXHIBIT I

SIGNAGE

Exhibit I - Page 1 of 1